ASSIGNMENT

This Assignment, made and entered into this 22 day of August, 1990, by and between PAUL NEIL SLATER, hereinafter referred to as "Assignor", and GWENCO, INC., a Kentucky corporation, Ky Rt 892, Turkey Ck Rd, P.O. Box 640, Turkey Ck, Ky 41570 hereinafter referred to as "Assignee".

WHEREAS, by an instrument entitled Lease Agreement (the "Lease", a copy of which is attached hereto as Exhibit A) dated October 22, 1987, W. F. Alley, Jr. leased to Paul Neil Slater the right to mine all seams of coal on a certain tract or parcel of land situated in Pike County, Kentucky, located at Fall's Branch of Turkey Creek; and

WHEREAS, Assignor has agreed to assign the Lease to Assignee;

NOW, THEREFORE, WITNESSETH, that for good and valuable consideration, and in consideration of the premises and covenants and agreements herein contained, Assignor does hereby assign, transfer and set over unto Assignee all of his right, title and interest in and to the Lease and all rights and benefits of any kind belonging to or for the benefit of the lessee under the Lease, and Assignee does hereby accept this Assignment and covenants and agrees that it will faithfully keep and perform all the terms, covenants and conditions of the Lease, and assumes any and all obligations under the Lease.

WITNESS, the following signatures and seals as of this 22 day of August, 1990.

Paul Neil Slater

Paul Neil Slater

GWENCO, INC.,
a Kentucky corporation.

By Paul N. Slater
Its President

State of Kentucky
County of Boyd

The foregoing instrument was acknowledged before me this 22 day of August, 1990, by Paul Neil Slater.

Linda C. Jameson
Notary Public

MY COMMISSION EXPIRES 12/14/93

State of Kentucky
County of Boyd

The foregoing instrument was acknowledged before me this 22 day of August, 1990, by Paul Neil Slater as President of Gwenco, Inc., who signed said instrument on behalf of said corporation.

Linda C. Jameson
Notary Public

MY COMMISSION EXPIRES 12/14/93

This instrument was prepared by:

L. Frederick Williams, Jr.
Huddleston, Bolen, Beatty, Porter & Copen
Post Office Box 2185
Huntington, West Virginia 25722

THIS LEASE AGREEMENT, made and entered into this the 22nd day of October, 1987, by and between W. F. Alley Jr., hereinafter referred to as LESSOR, and Paul Neil Slater with HC 61 Box 770, Turkey Creek, Kentucky 41570, hereinafter, referred to as LESSEE.

W I T N E S S E T H

That for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, receipt of which is hereby acknowledged, and in consideration of the performance and observance of the terms, conditions, covenants, stipulations and agreements as hereinafter set forth to be kept, performed and observed by Lessee, the Parties of the First Part, hereinafter sometimes referred to as LESSORS, do hereby let and lease their one hundred percent (100%) undivided interest in the premises hereinafter described, for the period of time hereinafter set out, and subject to the terms and conditions hereinafter set out, the right and privilege of mining and removing all the merchantable and mineable coal owned by Lessors that can be mined and removed by any and all mining methods from ~~the Cedar~~ any and all ~~Grove~~ seams of coal on that certain tract or parcel of land situated in Pike County, Kentucky, located at Slater's Branch of Turkey Creek and more particularly described as follows: P.N.S. W.F.A.

BEGINNING at a stake in the center line of Falls Branch, thence up the mountain S 55-03 E 274.22 feet to a tack in root of 18 inch beech corner tree, thence S 62-52 E 236.84 feet to a stake in the fence line on top of a point, a corner to a tract of 9.05 acres deeded to John B. Millard and with one line of same S 4-43 W 122.00 feet to a stake corner to tract 11.38 with acres retained by Nora May Stanley et al. and with the line of same S 4-43 W 133.64 feet to stake on center line of ridge, S 19-42 W 114.95 feet to ridge S 33.45 W 68.99 feet to an "X" on a rock, S 34-01 W 100.19 feet to a nail in a stump, S 35-37 W 154.91 feet to an "X" on a rock, S 48-32 W 95.61 feet to a stake, S 27-39 W 133.00 feet to a stake on center of point a corner to a tract deeded to C. Harry Millard of 10.34 acres and with one line of same down the mountain N 70-15 W 298.38 feet to a stake in center line of Falls Branch, thence down said branch with the center line N 7-56 E 202.11 feet to a stake, N 12-18 E 334.04 feet to a stake, N 8-04 E 52.33 feet to a stake N 9-35 E 65.0 feet to a stake, N 18-52 E 92.00 feet to a stake, N 10-20 E 158.00 feet to a stake, N 37-35 E 106.00 feet to the beginning containing by Survey 10.39 acres.

Being in all respects the same property conveyed unto the Grantor herein by Nora May Stanley et al., by Deed dated August 24, 1957, and in record in the Office of the Clerk of the County Court of Pike County, Kentucky, in Deed Book # 390 at Page # 192.

BOOK 642 PAGE 236

THE FOLLOWING ARE THE TERMS, CONDITIONS, COVENANTS AND STIPULATIONS OF THIS LEASE AGREEMENT:

(1) T E R M

This lease shall become effective on and as of the date hereof and shall continue for an initial term of Three (3) years and shall be automatically renewable for additional Three (3) year terms until all the mineable and merchantable coal is removed from the premises.

It is also understood that the Lessors will be notified when mining begins on the said property and that the Lessors will be furnished a copy of up to date Mine Maps every six (6) months showing all coal mined and removed.

(2) R O Y A L T I E S

The Lessee shall pay royalties on all coal mined and removed from the above described boundary by mining methods of One Dollar and Fifty Cents ($1.50) per ton of 2,000 pounds of clean coal.

The Lessee shall keep accurate records of all coal mined and removed from the leased premises and shall maintain copies of all weight records, whether scale weights or railroad weights, of coal mined from the Leased premises, and the Lessors or their duly designated agent shall have the right to inspect said records upon reasonable notice during business hours and the Lessee agrees to report all coal mined and removed during any one calendar month by the 30th day of the succeeding month for all coal mined and removed during the preceding calendar month.

(3) M I N I N G M E T H O D S

The Lessee agrees to pursue a plan of mining in accordance with a plan projected by a competent engineer and to conduct the mining in a workmanlike manner and in accordance with modern and approved mining methods in adherance to the laws and regulations applicable thereto made or promulgated by the State of Kentucky, the United States of America, or any of their respective administrative

agencies.

It is further agreed that the Lessors shall have the right at any and all times to enter on the leased premises and to inspect the mine and mine working and shall have the right to make measurements and surveys on the inside of the operations at any time they may desire to do so at their own expense, but not to interfere with mining activities.

(4) T A X E S

The Lessee agrees to pay those taxes and assessments against mine equipment or improvements placed on the leased premises by Lessee and the Lessors agree to pay all other taxes assessed against the real or personal property, including the coal or other minerals thereon or therein.

(5) I N S U R A N C E

The Lessee agrees to purchase the full amount of liability insurance that the State and Federal mine law requires covering bodily injury, and to save the Lessor harm from any and all claims of whatsoever nature that might occur in connection with Lessee's Deep Mining Operations.

(6) R I G H T S T O R E M O V E E Q U I P M E N T

The Lessors agree that upon termination of this Lease, the Lessee shall have the right to remove any and all equipment or improvements placed upon the Leased premises by the lessee provided all the royalties and taxes required to be paid by the Lessee shall have been paid in full up to that time.

(7) L I E N

The Lessors shall have a lien upon all property of every kind and character belonging to the Lessee and placed upon or used in connection with the Mining operations conducted under the Lease now or in the future, to secure payment of any and all royalties and taxes herein provided to be paid by the Lessee; provided, however, that any such lien shall be subordinated to any lien for purchase money of equipment or machinery purchased by the Lessee and placed upon the Leased premises.

(8) T E R M I N A T I O N

It is mutually understood and agreed that upon the failure on the part of the Lessee to pay any installment of royalties herein provided for or to perform any other covenant or condition herein set forth for a period of ~~ninety~~ thirty 30 ([redacted]) days after the same become due, the Lessors shall have the right to terminate and cancel the same and no forbearance or failure to declare a forfeiture or to enter upon or repossess the leased premises on the part of the Lessors shall in any wise waive this provision or prevent the cancellation or termination of this lease and it is further understood and agreed that this right shall be exercised by the Lessors by giving notice in writing of their intention to declare a forfeiture and unless the royalties in arrears are paid or other breach of covenants has been remedied within ~~thirty~~ fifteen 15 ([redacted]) days after the giving of such notice, then this Lease shall become terminated and void.

D.M.S. WFA

P.A.S. WFA

(9) P A R T I E S B O U N D

All of the terms, provisions and conditions of this Lease shall be binding upon the parties hereto, their successors, heirs or assigns whether specifically so stated or not, except as provided in paragraph eleven (11) hereof.

(10) A S S I G N M E N T

It is mutually understood and agreed that this Lease may be assigned or subleased provided that Assignee or Sub-Lessee shall assume any and all obligations as set forth hereinafter.

WFA

(11) W A R R A N T Y

The Lessors covenant that the Lessee shall have quiet and peaceful possession of the Leased premises during the term of this Lease and any extension thereof and fully warrant the title thereto in fee simple absolute including all coal therein or thereon, provided however, that this warranty does not extend to or include any warranty as to the quantity or quality of the coal covered by this Lease, and that the same is subject to any and all existing easements for pipe lines, power lines, or other utilities now in existence or which may be hereinafter created that do not unreasonably interfere with the rights of

the lessee.

(12) W H E E L A G E   R I G H T S

For the same consideration, the Lessors grant unto the Lessee the right to haul coal under the Leased premises or through the underground haulways during the existence of this Lease, which the Lessee may mine and remove from adjacent or neighboring property owned or controlled by the Lessee.

IN WITNESS WHEREOF, the parties have hereunto subscribed their names this day and year first above written:

LESSEE:

Paul N. Slater

PAUL N. SLATER

LESSOR:

W.F. Alley Jr.

W. F. ALLEY JR.

WFA

STATE OF Kentucky
COUNTY OF Pike

The foregoing Lease Agreement was this day produced before me in my above State and County by W. F. Alley, Jr. and was acknowledged by said W. F. Alley, Jr. to be his/her free act and deed.

WITNESS my hand this 22nd day of October, 1987.

My commission expires May 22, 1991.

Debra Lynn Robinson
NOTARY PUBLIC

STATE OF Kentucky
COUNTY OF Pike

The foregoing Lease Agreement was this day produced before me in my above State and County by Paul N. Slater and was acknowledged by said Paul N. Slater to be his/her free act and deed.

WITNESS my hand this 22nd day of October, 1987.

My commission expires May 22, 1991.

NFa-

Debra Lynn Robinson
NOTARY PUBLIC

This instrument was prepared by:
Paul N. Slater, HC 61 Box 770
Turkey Creek, KY 41570
Paul Neil Slater

STATE OF KENTUCKY 9:53 A.M.
COUNTY OF PIKE Clerk's Certificate of Lodgment and Record

I, LILLIAN PEARL ELLIOTT, County Clerk for the County and State aforesaid, certify that the foregoing Lease Agmt. was on the 24th day of August, 1990, lodged for record, whereupon the same with the foregoing and this certificate have been duly recorded in my office.

Witness my hand this 27th day of August, 1990

LILLIAN PEARL ELLIOTT, Clerk